                                  Exhibit 10.24

                               PURCHASE AGREEMENT


                  AGREEMENT made as of the 2nd day of October, 2000, by and among Digital Creative Development Corporation, a corporation duly organized, validly existing and in good standing under and by virtue of the laws of the State of Utah, with executive offices at 7400 Baymeadows Way, Suite 300, Jacksonville, Florida 32255 ("DCDC"), Arthur Treacher's Inc., a corporation duly organized, validly existing and in good standing under and by virtue of the laws of the State of Delaware, with executive offices at 7400 Baymeadows Way, Suite 300, Jacksonville, Florida 32255 (hereinafter referred to as the "Buyer"), and Jeffrey Bernstein, with offices at 5 Dakota Drive, Ste 302, Lake Success, New York 11042 (hereinafter referred to as the "Seller").

                                                                    INTRODUCTION
                  A. The Seller owns one hundred percent (100%) of the presently issued and outstanding shares of capital stock, or one hundred percent of the limited liability company membership interests for each of the corporations and limited liability companies listed on Exhibit A annexed hereto. (Such stock and membership interests are collectively referred to as the "Pudgie's Interests"). (The entities listed on Exhibit A are collectively referred to as the "Companies"and sometimes individually referred to herein as a Company or one of the "Companies").

                  B. The Seller is willing to sell the Pudgie's Interests to Buyer, and Buyer is willing to purchase the Pudgie's Interests from Seller, in exchange for the issuance to Seller of shares of Common Stock of Buyer equal to Twenty Percent (20%) of the Common Stock of Buyer issued and outstanding on the Closing Date on a fully-diluted basis, subject to the terms and conditions of this Agreement.
                  C. DCDC owns one hundred percent of the presently issued and outstanding shares of capital stock of the Buyer, and subject to the terms and conditions of this Agreement, is willing to transfer and assign its assets and liabilities related to its restaurant operations to the Buyer, and to assure compliance by Buyer with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound hereby do hereby agree as follows:

                  1.       Purchase of Stock and Consideration.

      (a) Purchase and Sale of Stock. In reliance on the representations and warranties, and subject to the terms and conditions hereinafter set forth, the Seller shall sell and deliver to Buyer, and the Buyer shall purchase and take delivery from Seller, on the Closing Date (as hereinafter defined), of all of the Pudgie's Interests, except as otherwise set forth in Section---.. Each certificate representing the stock or the membership interests in each of the Companies shall be duly endorsed for transfer or accompanied by an appropriate instrument of transfer duly executed, in each case.

        (b) Purchase Price. In consideration for the sale of the Pudgie's Interests, Buyer shall transfer to Seller 8,318,942 shares of common stock of the Buyer representing Twenty Percent (20%) of the issued and outstanding capital stock of the Buyer on the Closing Date, at the time of the closing on a fully diluted basis after giving effect to the exercise of all then outstanding options, warrants and rights to purchase shares of Common Stock (including all unvested options, warrants and rights) and the conversion of all securities convertible into shares of Common Stock.

         2. Representations and Warrants of the Companies and the Seller. It is acknowledged and agreed that all representations and warranties made by any party to this Agreement are made to the best of such party's knowledge after reasonable investigation. The Companies and the Seller jointly and severally represent, warrant and agree as follows:

                           (a)       Corporate.

                   (1) Each of the Companies that is a corporation is duly organized, validly existing and in good standing under and by virtue of the laws of the State set forth on Exhibit A with respect to such Company. Each of such Companies is qualified to do business as a foreign corporation in such other states in which the ownership of its assets or the nature and conduct of its businesses requires such qualification and which are set forth in Exhibit A.

Each of the Companies that is a limited liability company is duly organized, validly existing and in good standing under and by virtue of the laws of the state set forth on Exhibit A with respect to such Company. Each of such Companies is qualified to do business in such other states in which the ownership of its assets or the nature and conduct of its businesses requires such qualification and which are set forth in Exhibit A.

                    (2) The Companies have the power to own their respective properties and to carry on their respective businesses as and where such are now conducted. The Companies do not have any equity interest in any other corporation, partnership, joint venture or association, or control, directly or indirectly, of any other entity.

             (3) Seller owns all of the issued and outstanding capital stock or membership interests (as the case may be) of each of the Companies and all of such shares and membership interests are validly issued, fully paid and nonassessable. The Pudgie's Interests are owned free and clear of all liens, charges, encumbrances, restrictive agreements and assessments and are not subject to any restrictions with respect to transferability. Upon transfer and delivery of the Pudgie's Interests to Buyer, Buyer will receive good and absolute title thereto, free from all liens, charges, encumbrances, equities, restrictive agreements and claims of any nature whatsoever. (4) The number of shares of authorized capital stock of each of the Companies that is a corporation, the par values per share, of each such Company and the number of shares presently issued and outstanding are set forth on Exhibit A. Seller owns all of such shares free and clear of all liens, claims, charges, security interests and encumbrances ("Free and Clear Title"). No shares of such stock are held in treasury by any of the Companies. All such stock has been duly authorized and validly issued and is fully paid and nonassessable; with no liability on the part of the holders thereof. There are no preemptive rights on the part of any holder of any class of securities of any of such

Companies and no options, warrants, conversion or other rights, agreements or commitments of any kind obligating any of the Companies, contingently or otherwise, to issue or sell any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares and no authorization therefor has been given.

                The issued and outstanding membership interests in each Company that is a Limited Liability Company ('LLC") are as stated in Exhibit A. Seller owns all of such membership interests free and clear of all liens, claims, charges, security interests and encumbrances ("Free and Clear Title"). None of the LLC membership interests are held in treasury. All such LLC membership interests have been duly authorized and validly issued and are fully paid and nonassessable; with no liability on the part of the holders thereof. There are no preemptive rights on the part of any holder of any class of securities of any of such Companies and no options, warrants, conversion or other rights, agreements or commitments of any kind obligating any of such Companies, contingently or otherwise, to issue or sell any membership interests and no authorization therefor has been given.

 (5) Seller has previously delivered to Buyer copies of the Certificates of Incorporation and the Articles of Organization of each of the Companies, certified by the respective Secretaries of State of the respective states of incorporation as being a true and current copy of such documents, and the By-Laws and Operating Agreement, as the case may be, and lists of officers and directors of each of the Companies previously delivered by the Seller to Buyer, are true and correct copies of such documents.

     (6) This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or laws affecting the rights and remedies of creditors generally, and (ii) the availability of the remedy of specific performance, injunctive relief or other equitable relief, whether applicable applied by a court of law or equity, including the exercise of judicial discretion in accordance with general principles of equity.



                           (b)      Financial.

                      (1) The balance sheets of each of the Companies as of December 31, 1999 and December 31, 1998, the related statement of earnings for the twelve months ended December 31, 1999 and December 31, 1998, the balance sheets and the related statement of earnings as of August 31, 2000 prepared by the Companies (collectively, the "Financial Statements") are (i) with respect to each of the Companies for whom audited financial statements have been prepared, complete and correct and present fairly the financial condition of as of December 31, 1999, December 31, 1998 and August 31, 2000 and the results of its operations for the periods then ended, in conformity with generally accepted accounting principles applied on a basis consistent with that of preceding periods, and (ii) with respect to those Companies for whom audited financial statements have not been prepared (the "unaudited

Companies"), are complete , correct and in conformity with generally accepted accounting principles applied on a basis consistent with that of preceding periods, and, when viewed in the aggregate, present fairly the financial condition of such unaudited Companies as of December 31, 1999, December 31, 1998 and August 31 30, 2000 and the results of the operations of such unaudited Companies for the periods then ended.

                 (2) Since August 31, 2000, except as specified in Schedule 2(b)(2), the business of the Companies has been carried on in the ordinary course in substantially the same manner as prior to that date, and the Companies have not, in the aggregate, :

                            (i)      experienced any material adverse change in
financial condition or in the operation of their respective businesses from that shown on the unaudited financial statements as of August 31, 2000 referred to in subsection (b)(1) of this Section 2;

(ii) incurred any damages, destruction or loss, whether covered by insurance or not, which materially and adversely affect the business, property or assets any of the Companies;

(iii) made any declaration, setting aside or payment of any dividend, or any distribution with respect to the Stock or Membership Interests or any direct or indirect redemption, purchase or other acquisition of any such Stock or Membership Interests;

(iv) made any increase in the compensation payable or to become payable to its directors, officers or employees other than in the ordinary course of business or pursuant to a prior agreement or understanding or as mandated by law with respect to minimum wages, or in the payment of any bonus, or in any insurance, pension or other benefit plan, payment or arrangement made to, for or with any of such officers, employees or agents; or

                        (v) encountered any other event or condition of any character, not in the ordinary course of business, materially and adversely affecting its results of operations or business or financial condition.

                        (3) On the Closing Date, the amount of cash and cash equivalents owned by the Companies is no less than ninety percent (90%) of the aggregate cash and cash equivalents as of August 31, 2000.

                           (c)      Undisclosed Liabilities.

            (1) The Companies have no material liabilities, individually or in the aggregate, of any nature, whether accrued, absolute, contingent or otherwise (including without limitation any affirmative obligations under its Leases, liabilities to pay taxes and liabilities as guarantor or otherwise) not disclosed to the Buyer pursuant to this Agreement, except:

(i) to the extent reflected or reserved against in the financial statements referred to in subsection (b)(1) of this Section 2, and not heretofore paid or discharged;

(ii) to the extent specifically set forth in any of the Schedules annexed to this Agreement; and

                     (iii) those incurred in or as a result of the normal and ordinary course of business since August 31, 2000, all of which have been consistent with past practices and none of which are material and adverse.

                     (2) There is no basis for any claim against any of the Companies or any liability of any nature or in any amount not fully set forth in the financial statements referred to in subsection (b)(1) of this Section 2 or disclosed by this Agreement and the Schedules annexed to this Agreement.

                           (d)      Tax Returns.

                    (1) Each of the Companies has filed with the appropriate governmental agencies all the tax returns required to be filed by it or with respect to its business, or has timely and properly filed an extension request with respect to such tax returns, and has paid, or made provision for the payment of, all taxes as well as penalties and interest related thereto, if any, which have or may become due pursuant to said returns, except taxes which have not yet accrued or otherwise become due or for which adequate provision has been made on the books of such Companies.

              (2) None of such returns has been examined and settled, and no waivers of statutes of limitation have been given or requested.

                  (3) All such returns and reports have been prepared on the same basis as those of previous years, and all federal, state, city and foreign income, profits, franchise, sales, use, occupation, property, excise or other taxes due in connection with such

Companies' business has been fully paid or accrued or adequately reserved for in the financial statements referred to in subsection (b)(1) of this Section 2.

                 (4) No deficiency or assessment with respect to or proposed adjustment of any of the Companies' Federal, state, county or local taxes are pending or threatened. Except as set forth on Schedule 2(d)(4), there are no tax liens, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or businesses of any of the Companies.

                  (e)      Title to Property; Leases.

           (1) A list of all real and personal property owned by each of the Companies is set forth on Schedule 2(e)(1) attached hereto (hereinafter referred to as the "Assets"). Each of the Companies owns all right, title and interest in and to all of its respective properties and assets, including intangibles, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except as set forth in Schedule 2(e)(1); and has taken all steps necessary or otherwise required to perfect and protect its rights in and to their respective properties and assets, including intangibles.

                  (2) Except as set forth in Schedule 2(e)(2) : none of the Companies leases any real or personal property as lessee; each of the leases set forth in Schedule 2(e)(2) (the "Leases") are in good standing, valid, binding, and in full force and effect and have not been modified; the Companies are not in default under any of the Leases and none of the Companies has received any notice of its default under any of the leases and none of the Companies has given any notice of any and, there is no default by any other party under any of the Leases, nor has any event occurred which, with notice or the passage of time, or both, would constitute a default by any other party under any of the Leases; the Companies' rights in the property covered under the Leases (including any improvements and appurtenances thereto) are paramount to the rights of any other person or entity other than the landlords under the Leases; no consent or approval of any third party is required with respect to such Lease in order to avoid a default thereunder by reason of the transactions contemplated by this Agreement; none of the Companies has received any notices other than periodic rent bills from the landlord under each Lease.

            (3) All  currently  used  property and assets of the  Companies,  or property and assets in which any of the Companies has an ownership or leasehold interest, or which any of the Companies has in its possession, are in all material respects in good operating condition and repair and conform to all
applicable  laws,   including  without  limitation  building  and  zoning  laws, statutes, ordinances or regulations and no notice of any violation of such matters relating to the business, property or assets of the Companies has been received. None of the premises owned or leased by any of the Companies are in need of maintenance or repairs except for reasonable wear and tear and ordinary routine maintenance and repairs that are not material in nature or cost.

             (4) Neither the whole nor any portion of any of the Assets has been condemned or otherwise taken by a public authority, nor does the Seller know or have any reasonable grounds to believe that any such condemnation or taking is threatened or contemplated.

         (f) Inventories. The inventories of the Companies existing on the date hereof consist of items of a quality and quantity usable or saleable in the normal course of their business. The present inventories of the Companies are maintained at levels that are consistent with past practices to this point of the fiscal year and are not excessive. Set forth in Schedule 2(f) is the actual usage of foodstuffs, beverages and supplies for the business for the eight (8) months ending August 31, 2000.

         (g)      Contracts and Commitments.

Except as set forth on attached Schedule 2(g):

(1) The Companies have no written or oral contracts or commitments involving a consideration in any particular agreement in excess of $10,000;

(2) The Companies have not received any written notice under any service warranties, whether express or implied, by the customers of any of the Companies.

(3) None of the Companies has given any revocable or irrevocable power of attorney to any person, firm or corporation for any purpose whatsoever.

(4) None of the Companies are restricted by agreement from carrying on its business in any of the states listed in Schedule 2(g).

(5) Set forth in Schedule 2(g) are all insurance policies and bonds in force with respect to the Companies and the date on which such policies were to be in force and the date on which such policies expire.

(6) Set forth in Schedule 2(g) are the names and locations of all banks in which the Companies have accounts and the names of persons authorized to sign checks, drafts or other instruments drawn thereon.

             (7) Except as set forth on Schedule 2(g), no director, officer, employee or stockholder of any of the Companies, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a competitor, customer, supplier or other entity, who, during the past 12 months has been a party to any transaction with any of the Companies, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm. For the purposes hereof, a spouse, lineal descendant, parent, brother or sister of any Seller shall be deemed to be a member of the family of such Seller.

                  (8) None of the Companies is in default, nor is there any known basis for any claim of default, under any contracts or commitments made or obligations owed by it. None of the Companies has any present expectation or intention of not fully performing all its obligations under each such lease, contract or other agreement, and none of the the Companies has any knowledge of any breach or anticipated breach by the other party to any contract or commitment to which any of the Companies is a party, except as otherwise disclosed on the Schedules annexed hereto. No consent or approval of any third party is required with respect any contract involving an annual aggregate consideration in excess of $10,000 in order to avoid a default thereunder by reason of the transactions contemplated by this Agreement, except as set forth on Schedule 2(g).

                   (9) All accounts receivable (billed and unbilled) of the Companies reflected in the balance sheets as of August 31, 2000, and such additional accounts receivable as are reflected on the books of the Companies on the date hereof, net of applicable reserves, are collectible in the ordinary course after the Closing Date. Schedule 2(g)(9) is an aging Schedule with respect to such accounts receivable, as of August 31, 2000.

              (h) Disclosure. No representation or warranty by any of the Companies or the Seller in this Agreement, nor any statement, certificate or Schedule furnished, or to be furnished, by or on behalf of the Companies or the Seller pursuant to this Agreement, nor any document or certificate delivered to Buyer pursuant to this Agreement, or in connection with actions contemplated hereby, contains or shall contain any untrue statement of a material fact, or omits, or shall omit to state a material fact necessary to make the statements contained therein not misleading.

                           (i)      Employee Relations.

                 (1) The Seller has previously furnished to Buyer a true and complete payroll roster (Schedule 2(i)(1)) of all employees of the Companies for the first eight months of 2000 showing the rate of pay for each such person entitled to receive compensation from the Companies, and the gross payments made to each such person for the periods set forth above. No increases in such salaries, other than as set forth on Schedule 2(i), or the increase in federal minimum wage, have been given since August 31, 2000.

(2) (i) None of the Companies is a party to any collective bargaining agreement covering or relating to any of its employees. None of the Companies is required to recognize and none of the Companies have received a demand for recognition by any collective bargaining representative.

                         (ii) None of the Companies is  a party to any contract
with any of its employees, agents, consultants, officers, salesmen, sales representatives, distri butors or dealers that is not cancelable by such Company without penalty or premium on not more than thirty days' notice, except as set forth in Schedule 2(i)(2) attached hereto; and

                                (iii) None of the Companies has  promulgated any
policy or entered into any agreements relating to the payment of severance pay to employees whose employment is terminated or suspended, voluntarily or otherwise.

             (3) The Companies have complied in all material respects with all applicable laws, rules or regulations relating to employment, including those relating to wages, hours, collective bargaining and the withholding and payment of taxes and contributions, and have complied in all material respects with the National Labor Relations Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act, Executive Order 11246, the regulations under such acts and all other Federal and state laws applicable to the Companies relating to the employment of labor, including any provisions thereof relating to discrimination or harassment. The Companies have, and will have at the

Closing Date, withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees and there are no arrearages of wages, payments under any pension or insurance plan or any other benefit, or any tax or penalty for failure to comply with the foregoing owed by all of them with respect to employees which are not either accrued or adequately reserved for in the financial statements referred to in Subsection 2(b)(i) of this Agreement. The Companies have not received any written notice of any material controversies pending or threatened, between the Companies and any of its employees or any labor unions or other collective bargaining agents representing or purporting to represent its employees.

         (j) No Breach of Statute or Contract. Except for an amendment to the Uniform Franchise Offering Circular as required by the New York State Franchise Sales Act and Federal Trade Commission Rules governing franchising, neither the execution and delivery of this Agreement, nor compliance with the terms and provisions of this Agreement on the part of any of the Companies or the Seller, will (i) violate any statute, license, or regulation of any governmental authority, domestic or foreign, or (ii) will result in the default by any of the Companies or Seller of any judgment, order, writ, decree, rule or regulation of any court or administrative agency, or (iii) will breach, conflict with, or result in a breach of any of the terms, conditions or provisions of any material agreement or instrument to which either the Companies or the Seller is a party, or by which any of them is or may be bound, or (iv) constitute a default thereunder, or (v) result in the creation or imposition of any claim, lien, charge or encumbrance of any nature whatsoever upon, or (vi) give to others any claim, interest or rights, including rights of termination or cancellation in, or with respect to, any of their property, assets, contracts, licenses or businesses. The conduct of the Companies' businesses does not violate any law or regulation applicable to such business. The Companies have complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, and the Companies have all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted. There is no existing law, rule, regulation or order, and none of the Companies is aware of any proposed law, rule, regulation or order, whether Federal or state, which would prohibit or materially restrict any of the Companies from, or otherwise materially adversely affect the Companies in, conducting their respective businesses in any jurisdiction in which they are now conducting business.

  (k) Litigation. There are no judicial or administrative actions, suits, proceedings or investigations pending, or threatened, which question the validity of or conflict with the terms of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement. Except as set forth in Schedule 2(k), none of the Companies have received any written notice of any suit, action or legal, administrative, arbitration or other proceeding or governmental investigation, or any change in the zoning or building ordinances affecting the real property or leasehold interests of the Companies, pending or threatened against the Companies.
Schedule 2(k) indicates, with respect to each pending litigation, whether the underlying claims are covered by the Companies' insurance and the extent the deductible and the limits of insurance coverage with respect to each such claim. None of the Companies have received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, financial condition, operations, property or affairs. None of the Companies is in default with respect to any order, writ, injunction or decree known to or served upon the Companies of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by any of the Companies pending or threatened against others.

    (l) Patents and Trademarks. Schedule 2(l) correctly sets forth a list of all letters patent, patent applications, inventions upon which patent applications have not yet been filed, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications, both domestic and foreign, presently owned, possessed, used or held by the Companies and, except for licenses from the Buyer or unless otherwise indicated in such Schedule, the Companies own the entire right, title and interest in and to the same. Such Schedule also correctly sets forth all patents, patent applications, inventions upon which patent applications have not yet been filed, trade names, trademarks, trademark registration and applications, and licenses, both domestic and foreign, which materially relate to the businesses of the Companies, and which are owned or controlled by any director, officer, stockholder or employee of any of the Companies. Such Schedule also correctly sets forth a list of all licenses granted to the Companies by others, and to others by the Companies. None of the Companies has received written notice of any pending or threatened challenges regarding any letters patent, patent applications, trade names, trademark registrations and applications, copyrights, copyright registrations and applications, and grants of licenses set forth in such Schedule except as set forth in said Schedule. None of the Companies have received notice that its business as heretofore conducted infringes upon the patents, trademarks, trade name rights, copyrights or publication rights of others,

          (m) Trademark Indemnification. The Companies have no liability for, and have not given any indemnification for, patent, trademark or copyright infringement as to any equipment, materials or supplies manufactured, produced, used or sold by them or with respect to services rendered by them.

   (n) Insurance. The Companies hold valid policies covering all of the insurance required to be maintained by it and such insurance includes those types of coverage and maximum limits of liability insurance which are customary for businesses similar to that of the Companies. All such policies shall continue in full force and effect through the Closing. There are currently no claims pending against the Companies under any insurance policies currently in effect and covering the property, business or employees of the Companies, and all premiums with respect to the policies maintained by the Companies have been maintained to date.

     (o) Loans and Advances. Except as set forth on Schedule 2(o), the Companies do not have any outstanding loans or advances to any person, entity or affiliate and are not obligated to make any such loans or advances, except, in each case, for advances to employees of the Companies in respect of reimbursable business expenses anticipated to be incurred by it in connection with performance of services for the Companies.

(p) Significant Customers and Suppliers. No supplier which was or is significant to the any of the Companies during the period covered by the Financial Statements or which has been significant to the Companies thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its provision of products or services to any of the Companies.

         (q)      Environmental Protection.
Neither Seller nor any of the Companies has received any notice of any claim, proceeding or investigation under federal, state or local law relating to air, soil, subsurface and water pollution, soil monitoring and the storage, treatment, disposal, removal, remediation, release, discharge or emission or any Hazardous Material (as defined below) with respect to any of the Companies' businesses or the properties at which such businesses are located. To the best of Seller's and the Companies' knowledge, none of the Companies has ever owned, leased or operated or otherwise controlled any real property at which a claim or proceeding is presently pending or threatened, nor are they aware of the existence of any condition on any such property which would give rise to any such claim or proceeding under federal, state or local law relating to air, soil, subsurface, water pollution, soil monitoring and the storage, treatment, disposal, removal, remediation, release, discharge or emission of any Hazardous Material. For the purposes of this Agreement, Hazardous Material shall mean any flammables, asbestos, explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal, state, or local laws, rules, regulations or orders or which federal, state or local laws, rules, regulations or orders designate as potentially dangerous to public health and/or safety when present in the environment.
                           (r) Employee Benefit Plans.
      (1) Schedule 2(r) attached hereto and made a part hereof sets forth a complete and correct list of all employee contracts, arrangements, deferred compensation plans, 401(k) plans and "employee welfare benefit" and "employee pension benefit" plans relating to the Companies. as such plans are defined in Sections 3(1) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, the "Plans").The Companies have furnished to the Buyer true and correct copies of instruments evidencing all such contracts and arrangements and the Plans, all as amended to date.

           (2) The Plans are and have been administered in compliance with their terms and with all filings, reporting, disclosure, and other requirements of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). Each Plan (together with its related funding instrument) which is an employee pension benefit plan is qualified under Section 401 of the Code and the regulations issued thereunder, and each such Plan and its related funding instrument have been the subject of a favorable determination letter issued by the Internal Revenue Service holding that such Plan and funding instrument are so qualified. A copy of all determination letters, which have been issued by the Internal Revenue Service with respect to each Plan which is an employee pension benefit plan, has been provided to the Buyer by the Seller. No event or omission has occurred which would cause any Plan to lose its qualification or otherwise fail to satisfy the relevant requirements to provide tax-favored benefits under the applicable Code Section (including, without limitation, Code Sections 105, 125, 40 1(a) and 501(c)(9)).

     (3) Other than routine claims for benefits made in the ordinary course of business, there are no pending claims, investigations or causes of action ("Claims") and to the best knowledge of Seller and the Companies, no such Claims are threatened against any Plan or fiduciary of any such Plan by any
participant,   beneficiary   or   governmental   agency  with   respect  to  the
qualification or administration of any such Plan and there is no basis to anticipate that any such claims will be made. Each Plan ever maintained by the Companies or an Affiliate has complied with the applicable notification and other applicable requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, Health Insurance Portability and Accountability Act of 1996, the Newborns and Mothers Health Protection Act of 1996, the Mental Health Parity Act of 1996, and the Women's Health and Cancer Rights Act of 1998.

                 (4) The Companies have provided to the Buyer a copy of the Companies' 401(k) Plan (the "Pension Plan").The Companies have provided the
Buyer with true and complete age, salary, service and related data for employees, former employees and beneficiaries thereof covered under the Pension Plan as of the Closing Date.

      (5) The Companies have made all contributions required to be made to date in order to comply with Section 412 of the Code, which shall include a pro rata contribution of such requirement for the current plan year through the Closing Date and all amounts required to be contributed to the Pension Plan under the Companies's normal funding procedures for periods prior to the Closing Date have been properly recorded on the books of the Companies and will be properly paid by the Companies on or prior to the Closing Date. Any amounts required to be accrued as expense in accordance with applicable pension accounting requirements through the Closing Date have been properly recorded on the books of the Companies as of the Closing Date

    (6) The Companies shall either contribute or accrue on their respective books the amount of any employer matching contributions or discretionary contributions (in an amount determined in accordance with the Companies's past practices) to any defined contribution plan maintained or sponsored by the Companies or in which the Companies have any obligation to contribute and which, in the ordinary course of business, would be contributed for or attributable to the period prior to the Closing Date.

                  (s) Investment Representations. Seller represents that (i) he is entering into this Agreement after having made adequate investigation of the business, finances and prospects of DCDC and Buyer; (ii) he has been furnished any information and materials relating to the business, finances and operation of DCDC and Buyer which he has requested; (iii) he has been given an opportunity to make any further inquiries desired of the management and any other personnel of DCDC and Buyer and has received satisfactory responses to such inquiries; and
(iv) he is not acquiring the Common Stock of Buyer with a view to any distribution thereof in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction. Seller acknowledges that the certificates for the shares of Common Stock of Buyer will bear the following legend:
                  THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT
                  PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IS RECEIVED THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.


                  3. Representations and Warranties of Buyer and DCDC. It is acknowledged and agreed that all representations and warranties made by any party to this Agreement are made to the best of such party's knowledge after reasonable investigation. Buyer represents and warrants as follows:

                           (a)       Corporate.
         (1) Buyer is a corporation duly organized, validly existing and in good standing under and by virtue of the laws of the State of Delaware. As of the Closing Date, Buyer will be qualified to do business as a foreign corporation in each other state in which the ownership of its assets or the nature and conduct of its businesses requires such qualification. DCDC is a corporation duly organized, validly existing and in good standing under and by virtue of the laws of the State of Utah. DCDC is qualified to do business as a foreign corporation in each other state in which the ownership of its assets or the nature and conduct of its businesses requires such qualification.

            (2) Each of Buyer and DCDC has the power to own its properties and carry on its business as and where such are now conducted. Buyer does not have any equity interest in any other corporation, partnership, joint venture, or control, directly or indirectly of any other entity, except as set forth in
Schedule 3(a)(2).

(b) Authorization for Agreement. The execution and delivery of, and performance by Buyer and DCDC of their respective obligations under this Agreement and the other documents contemplated or referenced under this Agreement, have been duly authorized by all necessary action of Buyer and DCDC. This Agreement has been, or will be at the Closing Date, duly executed and delivered by Buyer and DCDC and (assuming valid execution and delivery by the other party) will be at the Closing Date, the valid and binding obligation of them, enforceable in accordance with their terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or laws affecting the rights and remedies of creditors generally, and (ii) the availability of the remedy of specific performance, injunctive relief or other equitable relief, whether applicable applied by a court of law or equity, including the exercise of judicial discretion in accordance with general principles of equity.

       (c) Disclosure. No representation or warranty by the Buyer in this Agreement, nor any statement, certificate or Schedule furnished, or to be furnished, by or on behalf of the Buyer pursuant to this Agreement, nor any document or certificate delivered to Seller pursuant to this Agreement, or in connection with actions contemplated hereby, contains or shall contain any untrue statement of a material fact, or omits, or shall omit to state a material fact necessary to make the statements contained therein not misleading.

     (d) Ability to Carry Out the Agreement, Etc. Buyer is not subject to or bound by any provision of any certificate or articles of incorporation or by-laws, or to the best of Buyer's knowledge any mortgage, deed of trust, lease, note, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction, or any applicable provision of any law, statute, rule, regulation, judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator which could prevent or be violated by or under which there would be a default as a result of, nor, except as expressly disclosed on the attached Schedule 3(d) is the consent of any person which has not been obtained required for the execution, delivery and performance by the Buyer under this Agreement, or any agreements, contemplated hereunder.

                  (e) Relevant Capital Stock. Buyer has taken all actions necessary to authorize and ratify the Capital Stock to be issued to Seller pursuant to this Agreement. The authorized capital stock of Buyer (the "Buyer Capital Stock") consists of 75,000,000 shares of common stock, par value $.0001 per share, of which 41,594,709 shares are presently outstanding and all of which are owned by DCDC, and 15,000,000 shares of preferred stock , par value $.001 per share, none of which are issued and outstanding. Except as set forth on
Schedule 3(e) , no shares of the Buyer Capital Stock are held in its treasury. The Buyer Outstanding Capital Stock has been duly authorized and validly issued and is fully paid and nonassessable; with no liability on the part of the holders thereof. Except as set forth on Schedule 3(e), there are no preemptive rights on the part of any holder of any class of securities of Buyer. Schedule 3(e) sets forth all options, warrants, conversion or other rights, agreements or commitments of any kind obligating Buyer, contingently or otherwise, to issue or sell any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares and no authorization therefor has been given, provided, however that in addition to the obligations set forth on
Schedule 3(e), Buyer may satisfy certain outstanding indebtedness by the issuance of Common Stock in transactions to be completed on or prior to the Closing of the transactions contemplated hereby.
                  (f) Financial Statements. DCDC's Audited Consolidated Financial Statements as of June 30, 1998 and 1999 and the unaudited financial statements for the period ended March 26, 2000, and previously delivered to Seller, present fairly the financial condition of DCDC as of such dates, and the results of its operations for the period then ending, in conformity with generally accepted accounting principles applied on a basis consistent with that of preceding periods. Prior to the Closing Buyer shall deliver to Seller its unaudited balance sheet and related statement of earnings for the five months as of May 31, 2000, which statements shall present fairly the financial condition of Buyer as of such date, and the results of its operations for the period then ending, in conformity with generally accepted accounting principles.
                  (g) Litigation. There are no judicial or administrative actions, suits, proceedings or investigations pending, or threatened, which question the validity of or conflict with the terms of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement. Except as set forth in Schedule 3(g), neither DCDC nor Buyer has received any written notice of any suit, action or legal, administrative, arbitration or other proceeding or governmental investigation, or any change in the zoning or building ordinances affecting their real property or leasehold interests , pending or threatened against them. Schedule 3(g) indicates, with respect to each pending litigation, whether the underlying claims are covered by DCDC's insurance and the extent the deductible and the limits of insurance coverage with respect to each such claim. Neither DCDC nor the Buyer have received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, financial condition, operations, property or affairs. Neither DCDC nor the Buyer is in default with respect to any order, writ, injunction or decree known to or served upon them of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by either DCDC or the Buyer pending or threatened against others.
                  (h) SEC Filings. DCDC's Common Stock is registered pursuant to
Section 12 of the Securities Exchange Act of 1934, and has filed all the reports required to be filed under Section 13 of the Exchange Act for the preceding 12 months. All of such reports have been made available to Seller.
                  (i) Patents and Trademarks. Schedule 3(j) correctly sets forth a list of all letters patent, patent applications, inventions upon which patent applications have not yet been filed, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications, both domestic and foreign, presently owned, possessed, used or held by DCDC and to be transferred to the Buyer in accordance with this Agreement and, except as otherwise indicated in such Schedule, DCDC owns the entire right, title and interest in and to the same. Such Schedule also correctly sets forth all patents, patent applications, inventions upon which patent applications have not yet been filed, trade names, trademarks, trademark registration and applications, and licenses, both domestic and foreign, which materially relate to the businesses of DCDC, and which are owned or controlled by any director, officer, stockholder or employee of any of DCDC Such Schedule also correctly sets forth a list of all licenses granted to DCDC by others, and to others by DCDC. Neither DCDC nor the Buyer has received written notice of any pending or threatened challenges regarding any letters patent, patent applications, trade names, trademark registrations and applications, copyrights, copyright registrations and applications, and grants of licenses set forth in such Schedule except as set forth in said Schedule. Neither DCDC nor the Buyer have received notice that its business as heretofore conducted infringes upon the patents, trademarks, trade name rights, copyrights or publication rights of others,
                  (j) Trademark Indemnification. Neither DCDC nor the Buyer have any liability for, and have not given any indemnification for, patent, trademark or copyright infringement as to any equipment, materials or supplies manufactured, produced, used or sold by them or with respect to services rendered by them.
                  (k)      Environmental Protection.
                    Neither DCDC nor Buyer has received any notice of any claim, proceeding or investigation under federal, state or local law relating to air, soil, subsurface and water pollution, soil monitoring and the storage, treatment, disposal, removal, remediation, release, discharge or emission or any Hazardous Material (as defined below) with respect to any of the Companies' businesses or the properties at which such businesses are located. To the best of DCDC's and Buyer's knowledge, neither DCDC nor Buyer has ever owned, leased or operated or otherwise controlled any real property at which a claim or proceeding is presently pending or threatened, nor are they aware of the existence of any condition on any such property which would give rise to any such claim or proceeding under federal, state or local law relating to air, soil, subsurface, water pollution, soil monitoring and the storage, treatment, disposal, removal, remediation, release, discharge or emission of any Hazardous Material. For the purposes of this Agreement, Hazardous Material shall mean any flammables, asbestos, explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal, state, or local laws, rules, regulations or orders or which federal, state or local laws, rules, regulations or orders designate as potentially dangerous to public health and/or safety when present in the environment.
                  (l) Insurance. DCDC holds , and after the transfer of assets described in Section 6 (e) (the "Asset Transfer"), Buyer shall hold valid policies covering all of the insurance required to be maintained by it. Such insurance includes (and shall include) those types of coverage and maximum limits of liability insurance which are customary for businesses similar to that of DCDC's restaurant business . All of such policies owned by DCDC shall continue in full force and effect through the effective date of the Asset Transfer. There are currently no claims pending against DCDC under any insurance policies currently in effect and covering its property, business or employees, and all premiums with respect to the policies maintained by DCDC have been maintained to date.

4. Conduct of the Business of the Companies and DCDC's Restaurant Business Pending the Closing Date. From and after the date of this Agreement and until the Closing Date:

(a) Full  Access.  Buyer  and its  authorized  representatives  shall  have full access, during normal business hours, to all properties, books, records, contracts and documents of the Companies, and the Companies shall furnish or cause to be furnished to Buyer and its authorized representatives all information with respect to the affairs and business of the Companies as Buyer may request.
        Seller and his authorized representatives shall have full access, during normal business hours, to all properties, books, records, contracts and documents relating to DCDC's restaurant operations (the "Restaurant Business"), and DCDC shall furnish or cause to be furnished to Seller and his authorized representatives all information with respect to the affairs and business of the Restaurant Business as Seller may request.

        (b) Carry On In Regular Course. The Companies shall carry on their businesses, and DCDC shall carry on the Restaurant Business, diligently and substantially in the same manner as heretofore, including, without limitation, maintenance of normal levels and quality of inventory, and neither the Companies nor DCDC (with respect to the Restaurant Business) shall make or institute any unusual or novel methods of trade, purchase, sale, lease, management, accounting or operation.

(c) Contracts and Commitments. Neither the Companies nor DCDC (with respect to the Restaurant Business) shall enter into any contract or commitment or engage in any transaction not in the usual and ordinary course of its business and consistent with past practices without the prior written consent of the Buyer (with respect to actions by the Companies) or Seller (with respect to actions involving the Restaurant Business).
 (d) Indebtedness. Neither the Companies nor DCDC (with respect to the Restaurant Business) will create any indebtedness, other than that incurred in the usual and ordinary course of business, or incurred pursuant to existing contracts disclosed in the Schedules attached hereto, or incurred pursuant to commitments permitted hereby, and that reasonably incurred in doing the acts and things contemplated by this Agreement.
   (e) Investments. Neither the Companies nor DCDC (with respect to the Restaurant Business) will make any investments, loans, advances or contributions to any other person, corporation, partnership, joint venture or association; provided, however, that they may invest in United States government obligations, certificates of deposit and commercial paper rated A-1 by Standard & Poor's Corporation or P-1 by Moody's.
        (f) Dividends and Distributions. None of the Companies, DCDC or Buyer will declare or pay any dividend or make any distribution with respect to its Capital Stock or Membership Interests, or directly or indirectly redeem, purchase or otherwise acquired any of its Capital Stock, or Membership Interests, or issue or in any way dispose of any shares of its Capital Stock or Membership Interests or any rights therein or thereto.
          (g) Amendment of Charter. None of the Companies, DCDC or Buyer will amend their Certificates of Incorporation, Articles of Organization, By-Laws or Operating Agreements or make any change in the authorized or unissued Capital Stock, or Membership

Interests or its officers or directors without the prior written consent of Buyer (with respect to the Companies) or Seller (with respect to DCDC or Buyer).
    (h) Insurance. All property, real and personal, owned or leased by the Companies will be insured by reputable insurance companies against all insurable risks normally insured against by companies conducting a business the same as, or similar to, the business conducted by the Companies, and all property shall be used, operated and maintained in a normal businesslike manner. All property, real and personal, owned or leased by DCDC with respect to the Restaurant Business will be insured by reputable insurance companies against all insurable risks normally insured against by companies conducting a business the same as, or similar to, the Restaurant Business and all Restaurant Business property shall be used, operated and maintained in a normal businesslike manner.
                  (i) Preservation of Organization and Employees. The Companies and DCDC will use their best efforts (without making any commitments on behalf of Buyer) to preserve its business organization intact, to keep available to Buyer their key officers and employees, and to preserve for Buyer the present relationships of the Companies and DCDC with their respective suppliers and others having business relations with them. Neither the Companies nor DCDC will change their present relationships with their employees.
      (j) No Default. Neither the Companies nor DCDC shall do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any contract, lease commitment or obligation by it.

          (k) Compliance with Laws. The Companies and the Seller will duly comply with all applicable laws as may be required for the valid and effective transfer of the Pudgie's Interests as contemplated by this Agreement. Buyer and DCDC will duly comply with all applicable laws as may be required for the valid and effective transfer of the Buyer's stock to Seller as contemplated herein.
         (l) Tax Returns. The Companies and DCDC will prepare and file all state, federal and other tax returns, and amendments thereto or timely and properly file requests for extensions with respect to such returns as are required to be filed between the date of this Agreement and the Closing Date, and shall pay all taxes due with respect to such returns. Buyer and Seller shall have a reasonable opportunity to review all such returns, and amendments thereto, prior to their being filed.
           (m) Sale of Capital Assets. As of the Closing Date, neither the Companies nor DCDC will have sold or disposed of any capital assets with an original cost in excess of $5,000 without the prior written consent of the other party or capital assets in the aggregate with an original cost of $10,000 without the prior written consent of the other party.
        (n) Information to be Furnished. The Companies and the Seller will furnish or make available to Buyer all the information concerning the Companies required for inclusion in any statement or application made by Buyer to any governmental body in connection with the transaction contemplated by this Agreement, and the Companies and the Seller represent and warrant that all such information furnished to Buyer for such applications or statements shall be true and correct in all respects without omission of any material fact required to be stated to make any such information not misleading.
         The Buyer will furnish or make available to Seller all the information concerning the Buyer required for inclusion in any statement or application made by Seller to any governmental body in connection with the transaction contemplated by this Agreement, and the Buyer represents and warrants that all such information furnished to Seller for such applications or statements shall be true and correct in all respects without omission of any material fact required to be stated to make any such information not misleading.

5. Conditions Precedent to Buyer's Obligations. Each and every obligation of Buyer to be performed on the Closing Date or thereafter, as the case may be, shall be subject to the satisfaction prior thereto of the following conditions:

(a) Representations and Warranties True at the Closing Date. The representations and warranties made by the Companies and the Seller in this Agreement or given on their behalf hereunder shall be true on and as of the Closing Date with the same effect as through such representations and warranties had been made or given on and as of the Closing Date.

(b) No Adverse Change. The business, assets and properties of the Companies shall not have been materially and adversely affected in any way as a result of fire, explosion, earthquake, disaster, accident, labor trouble or dispute, any action by the United States or any other governmental authority, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy or for any other reason.

         (c) Compliance with Agreement. The Companies shall have performed and complied with all of their obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.
    (d) Employment of Seller. Seller shall have entered into an employment agreement with Buyer in the form annexed hereto as Exhibit B.
    (e) Certificate of Fulfillment of Conditions. There shall be delivered to Buyer a certificate of the Companies and Seller certifying in such detail as Buyer may specify the fulfillment of conditions set forth in subsections (a),
(b) and (c) of this Section 5.
     (f) Certificates of Good Standing. The Seller shall have delivered to Buyer a certificate issued by appropriate governmental authorities evidencing the good standing of the Companies as of a date not more than thirty (30) days prior to the Closing Date as a corporation or limited liability company of the state of their respective organization and in each state where it is qualified to do business.
    (g) Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transaction contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to Buyer, and the Companies shall have made available to Buyer for examination the originals or true and correct copies of all records and documents relating to the business and affairs of the Companies, which Buyer may request in connection with said transaction. The Companies and the Seller shall have complied with all statutory requirements for the valid consummation by the Companies or the Seller of the transaction contemplated by this Agreement.

) No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency which in the opinion of Buyer's counsel is likely to result in the restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, or in connection with any claim against the Companies, not disclosed by the Schedules attached hereto.
       (i) All Documents. All documents required by Section 8(a) of this Agreement shall have been delivered to the Buyer.

6. Conditions Precedent to the Seller's Obligations. Each and every obligation of the Seller to be performed on the Closing Date shall be subject to the satisfaction prior thereto of the following conditions:

      (a) Representations and Warranties True at the Closing Date. Buyer's representations and warranties contained in this Agreement shall be true at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date.

(b) Compliance with Agreement. Buyer shall have performed and complied with its obligations under this Agreement which are to be performed or complied with prior to or on the Closing Date. (c) All Documents. All documents required by
Section 8(b) of this Agreement shall have been delivered to the Seller. (d) Directors. At the Closing, the Board of Directors of the Buyer shall consist of five members, one of whom shall be the Seller or his designee. In the event the size of the Board is increased, Seller shall have the right to designate twenty (20%) of the members of the

Board of Directors. In the event that the number of directors is not divisible by five, then Seller shall have the right to designate such number of directors as is closest to 20% of the total directors on the Board of Directors. (For example, if the size of the board is increased to seven directors, Seller would still be entitled to select one director; if the board were increased to any number between eight and twelve directors, Seller would be entitled to select two directors.) In the event that the size of the Board is decreased below five, Seller shall be entitled to designate one member of the Board of Directors Seller shall have the right to designate directors pursuant to this Section for as long as Seller either (i) remains employed by the Buyer, or (ii) continues to own not less than ten percent of the issued and outstanding stock of Buyer. The foregoing sentence is not intended to negate Seller's ability to vote his shares for the election of directors at any time after he ceases to satisfy the foregoing conditions. Buyer shall cause its by-laws to be amended to reflect the provisions of this paragraph (d) and to provide that such provisions cannot be modified without the consent of Seller.

 (e) Transfer of Food Assets. At or prior to the Closing, DCDC shall have transferred and assigned all of its assets and liabilities related to its restaurant operations (the "Restaurant Business") to the Buyer, provided, however, to the extent that any such transfer requires the prior written consent of a third party and such consent cannot be obtained prior to the Closing Date, DCDC will use its best efforts to obtain such consents following the Closing Date and Buyer will agree to indemnify DCDC to the extent that DCDC incurs any liabilities arising from its restaurant operations following the Closing Date. Attached hereto as Schedule 6(e) is a pro forma balance sheet for Buyer indicating what the assets and liabilities of Buyer would have been if such transfer and assumption of liabilities took place on July 31, 2000.
      (f) Certificates of Good Standing. The Buyer shall have delivered to Seller a certificate issued by appropriate governmental authorizes evidencing the good standing of the Buyer as of a date or not more than thirty (30) days prior to the Closing Date as a corporation of the state of Delaware and in each state where it is qualified to do business..
     (g) Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transaction contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to Seller, and the Buyer shall have made available to Seller for examination the originals or true and correct copies of all records and documents relating to the business and affairs of the Buyer, which Seller may request in connection with said transaction. The Buyer shall have complied with all statutory requirements for the valid consummation by the Buyer of the transaction contemplated by this Agreement.
(h) No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency which in the opinion of Seller's counsel is likely to result in the restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, or in connection with any claim against DCDC or the Buyer, not disclosed by the Schedules attached hereto.

   (i) Employment of Seller. Seller shall have entered into an employment agreement with Buyer in the form annexed hereto as Exhibit B.

                  7.                Survival of Representations and Warranties

  All of the representations and warranties contained in Articles II and III and in any documents delivered pursuant to this Agreement shall survive the Closing until the earlier of nine months following the Closing Date or the date on which Buyer's capital stock is registered pursuant to an effective registration statement with the S.E.C., except for representations regarding (i) the filing of tax returns and the payment of income taxes, which representations shall survive for the applicable limitation period with respect to such taxes, and
(ii) representations regarding the maintenance of liability insurance, which representations shall survive for the applicable statute of limitations with respect to any claim that is made that would have been insured by the insurance that is the subject of the representation, but for the breach of such representation.
                  8. Closing Date. The closing with respect to the transactions contemplated hereunder shall take place at the offices of McLaughlin & Stern, LLP, 260 Madison Avenue, New York, New York, at 10:00 a.m. local time on October 17, 2000, or at such earlier date as may be set by Buyer, on at least two (2) days' prior written notice to the Seller. Such date is herein referred to as the "Closing Date".
                                 At the Closing,
                       (a)      The Seller shall deliver to Buyer the following:

(1) a certificate of fulfillment of conditions signed by the President of the Companies referred to in subsection (e) of Section 5 hereof;

(2) a certificate of good standing referred to in subsection (g) of Section 5 hereof;

(3)  certificates  representing  all of the  Pudgie's  Interests as set forth in
Section 1(a) hereof;

(4) a general release executed by Seller in favor of the Companies the form attached hereto and labeled Exhibit C;

(5) resignations of the officers and directors of the Companies;

(6) consents of any party to any lease or contract whose consent is required by reason of the transactions contemplated by this Agreement.

(7) estoppel certificates from each landlord of the Companies, which provides that the Companies are not in default and no event has occurred, which, with notice or the passage of time, would constitute a default by the Companies.

(8) subject to the provisions of Section 14, consents from those landlords leasing property to any of the Companies pursuant to leases which require the consent of the landlord upon the transfer of the ownership interests of the Company in question.

 (9) the employment agreement as specified in Section 5(d); (10) an assignment of the office lease for the headquarters of the Companies located at -----;

(11) an assignment of the computer and copier leases currently leased to Pudgie's Management Corp; and

(12) such other and further documents, instruments and certificates not inconsistent with the provisions of this Agreement, executed by Seller as Buyer shall reasonably require to carry out and effectuate the purposes and terms of this Agreement.

(b) Buyer shall deliver to the Seller the following:

(1) the stock certificates referred to in Section 1(b) hereof;

(2) a certificate of fulfillment of conditions set forth in Section 6 hereof signed by the President and Treasurer of the Buyer;

(3) such other and further documents, instruments and certificates not inconsistent with the provisions of this Agreement, executed by Buyer, as Seller shall reasonably require to carry out and effectuate the purposes and terms of this Agreement.

9. Seller's Covenants with Respect to Certain Stores Seller shall use its best efforts to sell all of the assets relating to the store premises located in Lynbrook, New York prior to the Closing.

10. Brokerage. The Seller represents and warrants that he has not engaged the services of any broker or finder hereunder, and agrees to indemnify and hold the Buyer and DCDC harmless against any claim for brokers' or finders' fees or compensation in connection with the transactions herein provided for by any person, firm or corporation claiming a right to the same because engaged by the Seller. Buyer represents and warrants to the Seller that it has not engaged the services of any broker or finder in connection with the transactions herein provided for and agrees to indemnify and hold harmless Seller against any claims for brokers' or finders' fees or compensation in connection with the transactions herein provided for by any other person, firm or corporation claiming a right to the same because engaged by Buyer or DCDC.

                  11.        Restriction on Negotiation.
The Seller and the Companies agree that until the earlier of (a) the Closing Date or (b)October 31, 2000, neither the Companies nor the Seller will sign any agreement or have any negotiations regarding the sale of the Companies or any of their assets.

                  12.      Spin-Off
            After the Closing Date, Buyer and DCDC shall use their best efforts to file a registration statement with the Securities and Exchange Commission (the "SEC") to register Buyer's Common Stock under Section 12 of the Securities Act of 1933 (the "Act") and DCDC, upon the effectiveness of such registration statement, shall distribute its shares of Common Stock of Buyer to its shareholders (hereafter referred to as the "Spin-Off') . If Buyer and DCDC fail to effectuate the Spin-Off on or before the "Deadline" (described below) then Seller shall have the right upon notice to Buyer and DCDC to exchange all shares of the Common Stock of Buyer which he acquires pursuant to this Agreement into shares of the Common Stock of DCDC at the ratio of one fourth of a share of DCDC for each whole share of Buyer in accordance with the Conversion Agreement attached hereto as Exhibit D. The Deadline shall be the first anniversary of the Closing Date, provided, however, if Buyer and DCDC have submitted a registration statement to the Securities and Exchange Commission on or before such date, then the Deadline shall automatically be extended to the second anniversary of the Closing Date, and further provided that if the Spin-Off has not been effectuated by such second anniversary the Deadline shall automatically be extended until the third anniversary of the Closing Date upon delivery by Buyer or DCDC of a notice electing such extension. In addition, the Deadline shall be automatically extended by that period of time between the filing of the Registration Statement and any amendments thereto with the SEC and the response by the SEC to such Registration Statement and any amendments thereto.
If, at any time prior to the earlier of the "Restructure Date" (defined below)or the effective date of the registration statement with regard to the Spin-Off (the earlier of such dates being hereafter referred to as the "Adjustment Date"), the Buyer issues any additional shares of its Common Stock or options, warrants or securities convertible into Common Stock (i) if Buyer has issued Common Stock, Buyer shall issue to Seller Common Stock or (ii) if Buyer has issued options, warrants or securities convertible into Common Stock, Buyer shall issue to Seller options to purchase Common Stock, the exercise price and terms of exercise shall be equivalent to those of such options, warrants or convertible securities. Such additional Common Stock and options shall permit Seller to purchase that number of Shares of Buyer's Common Stock which, when added to the number of shares issued to Seller at the Closing, equal twenty percent of all issued and outstanding Common Stock of the Buyer on the Adjustment Date, on a fully diluted basis after giving effect to the exercise of all then outstanding options, warrants and rights to purchase shares of Common Stock (including all unvested options, warrants and rights) and the conversion of all securities convertible into shares of Common Stock. DCDC and Buyer hereby covenant that they will not adopt any option plan that would prohibit the foregoing issuance of options to Seller.

 The "Restructure Date" is defined as the date on which Buyer raises the sum of One Million Five Hundred Thousand Dollars (the "Threshold Amount")(subject to adjustment as described in the next sentence) from any combination of debt or equity financing, from the acquisition of a line of credit, from the sale of assets or from any other transaction outside of the ordinary course of business. The Threshold Amount shall be reduced by $0.50 for each $1 of long term debt that is converted to equity and for each $1 of trade debt that is eliminated other than through the payment of money.
                            13 . Management Agreement
After the Closing, Seller and the Companies, shall use their best efforts to obtain consents to assignment (to the extent required by the applicable lease) from all landlords with respect to leases relating to the sites at which the business of the Companies operates, and Buyer and DCDC shall use their best efforts to obtain consents to assignment (to the extent required by the applicable lease) from all landlords with respect to the leases relating to the sites at which DCDC's Restaurant Business operates. (The sites which are subject to leases requiring consent are hereafter referred to as the "Applicable Sites".) Until such time as the landlord's consents with respect to an Applicable Site is obtained, the business operations at the Applicable Site shall be managed by Buyer pursuant to the terms of the Management Agreement annexed hereto as Exhibit E.

   To the extent that any lease provides that the transfer of the stock of the tenant as contemplated herein will constitute an assignment of the lease subject to the landlord's consent, and the parties hereto reasonably determine that such consent cannot be obtained, then instead of transferring such stock as contemplated herein, such stock will be held by the owner thereof either in trust for, as nominee for or otherwise for the benefit of Buyer, with Buyer being exclusively entitled to all the income and other benefits relating to such stock, including, without limitation, the right to direct any votes to be taken with respect to such stock.

                   14.  Miscellaneous  Provisions.

      (a) Nature and Survival of Representations. All statements contained in any certificate, instrument, schedule or document delivered by or on behalf of any of the parties pursuant to this Agreement and the transactions contemplated hereby shall be deemed representations and warranties by the respective parties hereunder made pursuant to the terms of this Agreement. All representations and warranties made by the parties to each other in this Agreement or pursuant hereto shall survive as provided herein, except to the extent waived in writing by the parties hereto, the consummation of the transactions contemplated by this Agreement, notwithstanding any investigation heretofore or hereafter made by any of them or on behalf of any of them. Each Schedule delivered in accordance with this Agreement shall be deemed to include and refer to every other Schedule hereto.

    (b) Entire Agreement. This Agreement, together with the Exhibits and Schedules delivered pursuant to this Agreement, sets forth the entire agreement and understanding between the parties as to the subject matter hereof, and merges and supersedes all prior discussions, agreements and understandings of every and any nature between them, including, without limitation all letters of intent between or among the parties and no party shall be bound by any condition, definition, warranty, or representation, other than expressly set forth or provided for in this Agreement, or as may be, on or subsequent to the date hereof, set forth in writing and signed by the party to be bound thereby. This Agreement may not be changed or modified, except by agreement in writing, signed by all of the parties hereto.

(c) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors in interest of the respective parties hereto.

     (d) Laws Governing. This Agreement shall be construed and interpreted according to the law of the State of New York as applied to contracts executed and performed in the State of New York.

     (e) Assignment. This Agreement shall not be assigned by the Seller or Buyer.

     (f) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, or overnight courier, telecopied or mailed, certified or registered mail, with first-class postage page, (a) if to the Seller c/o Pudgie's Restaurant Corp., 5 Dakota Drive, Suite 302, Lake Success, New York 11042 or to such other person and place as the Seller shall furnish to Buyer in writing, with a copy to Benjamin Geizhals, Esq., Davidoff & Malito LLP, 605 Third Avenue, 34th Floor, N.Y., N.Y. 10158 ; and, (b) if to Buyer, 7400 Baymeadows Way, Jacksonville, Florida 32255, or to such other person and place as Buyer shall furnish to the Seller in writing with a copy to Steven W. Schuster, Esq., McLaughlin & Stern, LLP, 260 Madison Avenue, New York, New York 10016. All notices shall be deemed given upon receipt.

     (g) Further Instruments. The Seller will, on the Closing Date or such other date as Buyer may request, without cost or expense to Buyer, execute and deliver or cause to be executed and delivered to Buyer such other action as Buyer may reasonably request to more effectively consummate the transactions contemplated by this Agreement and confirm and assure Buyer title thereto.

     (h) Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (i) Headings. The headings in the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

     (j) Expenses. Buyers, on one hand, and Seller and Companies on the other hand, shall bear their own respective expenses, including professional fees, incurred in connection with this Agreement.

     (k) Transfer Taxes. Except as specifically provided below, the Seller shall pay any state or local sales, transfer or like taxes payable in connection with the transactions contemplated pursuant to this Agreement, it being understood that each Seller is solely responsible for his or her personal income tax obligations arising from the sale of the Pudgie's Interests as contemplated hereunder.

     (l) Confidentiality. Each party shall maintain the existence of this Agreement and the terms and conditions described therein ("Confidential Information") strictly confidential. No party may disclose any Confidential Information to any third party (other than to its legal, accounting or financial advisors) without the prior consent of the other party. Any press release will be subject to the prior consent of the parties. However, the parties acknowledge that any press release or other disclosure required to be made by Buyer or DCDC in order for it to comply with any federal or state securities laws shall be at Buyer's discretion.

   (m) Books and Records. The parties acknowledge and agree that Seller may retain (but keep confidential) copies of business records of the Companies as are reasonably necessary to Seller in connection with (x) the preparation of Seller's tax returns or other filings prepared by Seller, (y) Seller's performance of its obligations hereunder. After the Closing, each party shall provide to the other party any reasonably requested copies of any contracts, agreements, commitments, books, records, files or other data not provided to such party at the time of the Closing that such party may reasonably require in connection with (i) the preparation of such party's tax returns or other filings prepared by such party, (ii) such party's performance of its obligations hereunder, or (iii) any litigation, tax audit or threatened litigation relating to such party's continuing business, provided that such party shall reimburse the party providing copies for all reasonable costs incurred in connection with the provision thereof.

(n) Severability. If any provision of this Agreement is held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be of no force and effect, but the illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                 ARTHUR TREACHER'S, INC.

                                                 By: /s/ William Saculla
                                                   Name: William Saculla
                                                Title:   President


                                                   DIGITAL CREATIVE DEVELOPMENT
                                                    CORPORATION


                                                    By: /s/  Bruce Galloway
                                                       Name: Bruce Galloway
                                                    Title:   Chairman


                                                        /s/ Jeffrey Bernstein
                                                            Jeffrey Bernstein